Exhibit 99.1

N-able Announces Third Quarter 2025 Results

Delivers ARR Growth of 14% Year-Over-Year

Exceeds Third Quarter Revenue and Adjusted EBITDA Guidance

Raises Full-Year 2025 ARR Outlook to $530M to $531M

BURLINGTON, Massachusetts - November 6, 2025 - N-able, Inc. (NYSE:NABL), a global software company delivering an end-to-end cyber resilience platform, today reported results for its third quarter ended September 30, 2025.

“Our strong results reflect robust demand for cybersecurity and the rising strategic relevance of N-able,” said N-able president and CEO John Pagliuca. “AI-driven threats are elevating the need for cybersecurity and we are arming organizations with the cutting-edge solutions they need to help defend themselves in today’s cyber battleground. We’re leaning into this moment with conviction—delivering growth and profitability, while helping our customers stay resilient and ready for what’s next.”

“We are focused on delivering cyber-resilience at scale, and this quarter’s performance reflects that focus: strong top-line growth, quality margins, healthy free cash flow, and considerable operational progress,” added N-able CFO Tim O’Brien. “We are executing with precision and investing with purpose to lead in a fast-changing cybersecurity environment.”
Third quarter 2025 financial highlights:

•Total revenue of $131.7 million, representing 13.1% year-over-year growth, or 11.6% year-over-year growth on a constant currency basis.
•Subscription revenue of $130.5 million, representing 13.5% year-over-year growth, or 11.9% year-over-year growth on a constant currency basis.
•Total ARR of $528.1 million, representing 14.2% year-over-year growth, or 12.9% year-over-year growth on a constant currency basis.
•GAAP gross margin of 77.5% and non-GAAP gross margin of 81.1%.
•GAAP net income of $1.4 million, or $0.01 per diluted share, and non-GAAP net income of $25.4 million, or $0.13 per diluted share.
•Adjusted EBITDA of $41.4 million, representing an adjusted EBITDA margin of 31.4%.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

Additional recent business highlights:

•N-able releases 2025 Annual Threat Report. The inaugural threat report explores the state of cyberattacks on small-to-mid-market businesses and uncovers an increasingly dangerous landscape. Using data from the N-able ecosystem, the N-able threat research team revealed that cybercriminals are increasingly targeting small businesses, AI is supercharging social engineering, and ransomware remains a significant threat.
•N-able hosts first annual Cyber Resilience Summit. The event brought together hundreds of industry experts, practitioners, and leaders to discuss the future of cyber resilience, its critical role in driving protection and security for small and mid-market organizations, and how N-able’s end-to-end platform is built for today’s security needs.
•N-able launched Cat-MIP, setting the standard for AI accuracy in cybersecurity and IT management. This vendor-agnostic collaboration provides interoperability and consistent AI communication across IT ecosystems.
•N-able released Anomaly Detection as a Service as part of its Data Protection solution, to help further defend against modern cyberthreats. This new capability is designed to detect unauthorized access within backup environments and flag indicators of compromise, marking a strategic shift from reactive defense to proactive resilience.
•N-able technology saved a CPA firm from a business-crippling ransomware attack. Experiencing a targeted attack just days before a filing deadline, the organization faced a potential extinction event, but N-able software helped contain, remediate, and resolve the incident, allowing the business to be operational by the end of the day.

Balance Sheet

As of September 30, 2025, total cash and cash equivalents were $101.4 million and total debt, net of debt issuance costs, was $331.7 million.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until N-able files its quarterly report on Form 10-Q for the period. Information about N-able's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook

As of November 6, 2025, N-able is providing its financial outlook for the fourth quarter of 2025 and full-year 2025. The financial information below includes forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency (gains) losses, transaction related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

The financial outlook provided below reflects N-able's expectations, as of the date of this release, regarding the impact on its business of changing foreign exchange rates and current macroeconomic dynamics.

Financial Outlook for the Fourth Quarter of 2025

N-able management currently expects to achieve the following results for the fourth quarter of 2025:

•Total revenue in the range of $126.5 to $127.5 million, representing approximately 9% year-over-year growth on a reported basis and 7% to 8% on a constant currency basis.
•Adjusted EBITDA in the range of $33.6 to $34.6 million, representing approximately 27% of total revenue.

Financial Outlook for Full-Year 2025

N-able management currently expects to achieve the following results for the full-year 2025:

•Total ARR in the range of $530 to $531 million, representing 10% year-over-year growth on a reported basis and approximately 8% on a constant currency basis.
•Total revenue in the range of $507.7 to $508.7 million, representing approximately 9% year-over-year growth on a reported basis and 8% on a constant currency basis.
•Adjusted EBITDA in the range of $148.2 to $149.2 million, representing approximately 29% of total revenue.

Additional details on the company's outlook will be provided on the conference call.

Conference Call and Webcast

In conjunction with this announcement, N-able will host a conference call to discuss its financial results, business and business outlook at 8:30 a.m. ET on November 6, 2025. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A replay of the webcast will be available on a temporary basis shortly after the event on the N-able Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and full-year 2025 and the impact of macroeconomic conditions on our business. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be signified by terms such as “aim,” “anticipate,” “believe,” “continue,” “expect,” “feel,” “intend,” “estimate,” “seek,” “plan,” “may,” “can,” “could,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the impact of adverse economic conditions; (b) our ability to sell subscriptions to new customers, to sell additional solutions to our existing customers and to increase the usage of our solutions by our existing customers, as well as our ability to generate and maintain customer loyalty; (c) our ability to sell our solutions through distributors and resellers; (d) any decline in our renewal or net retention rates; (e) our ability to successfully incorporate AI-powered features into our solutions, market and sell any AI-powered solutions we develop, garner increased market share projected for AI-powered solutions, and realize efficiencies from the internal use of AI tools; (f) the possibility that general economic, political, legal and regulatory conditions and uncertainty may cause information technology spending to be reduced or purchasing decisions to be delayed, including as a result of inflation, actions taken by central banks to counter inflation, rising interest rates, war and political unrest, military conflict (including between Russia and Ukraine and in the Middle East), terrorism, sanctions, trade or other issues in the U.S. and internationally, or that such factors may otherwise harm our business, financial condition or results of operations; (g) recent significant changes to U.S. trade policies and reciprocal trade measures enacted or threatened, which have led and may continue to lead to volatility and uncertainty, including increased market volatility and currency exchange rate fluctuations, which may also cause information technology spending to be reduced or purchasing decisions to be delayed; (h) any inability to generate significant volumes of high-quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (i) any inability to successfully identify, complete and integrate acquisitions and manage our growth effectively; (j) any inability to resell third-party software or integrate third-party software into our solutions, or find suitable replacements for such third-party software; (k) risks associated with our international operations; (l) foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (m) risks that cyberattacks and other security incidents may result in compromises or breaches of our, our customers’, or their SMB and mid-market customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our customers’, or their SMB and mid-market customers’ environments, the exploitation of vulnerabilities in our, our customers’, or their SMB and mid-market customers’ security, the theft or misappropriation of our, our customers’, or their SMB and mid-market customers’ proprietary and confidential information, and interference with our, our customers’, or their SMB and mid-market customers’ operations, exposure to legal and other liabilities, higher customer and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (n) our status as a controlled company; (o) our ability to attract and retain qualified employees and key personnel; (p) the timing and success of new product introductions and product upgrades by us or our competitors; (q) our ability to maintain or grow our brands, including the Adlumin brand; (r) our ability to protect and defend our intellectual property and not infringe upon others’ intellectual property; (s) the possibility that our operating income could fluctuate and may decline as a percentage of revenue as we make further expenditures to expand our operations in order to support growth in our business; (t) our indebtedness, including increased borrowing costs resulting from rising interest rates, potential restrictions on our operations and the impact of events of default; (u) our ability to operate our business internationally and increase sales of our solutions to our customers located outside of the United States; (v) risks related to our spin-off from SolarWinds into a newly created and separately-traded public company, including that the distribution, together with certain related transactions, may not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, which could result in N-able incurring significant tax liabilities, and, in certain circumstances, requiring us to indemnify SolarWinds for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement; and that the spin-off may not achieve some or all of any anticipated benefits with respect to our business; and (w) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors described in N-able’s Annual Report on Form 10-K for the year ended December 31, 2024, that N-able filed with the SEC on March 7, 2025. All information provided in this release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.

N-able also believes that these non-GAAP financial measures are used by investors and securities analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income.

N-able's management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

Definitions of Non-GAAP and Other Metrics

Annual Recurring Revenue (ARR). We calculate ARR by annualizing the recurring revenue and related usage revenue inclusive of discounts, excluding the impacts of credits and reserves, recognized during the last day of the reporting period from both long-term and month-to-month subscriptions. We believe ARR enhances the understanding of our business performance and the growth of our relationships with our customers.
Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin. We provide non-GAAP total cost of revenue, non-GAAP gross profit, non-GAAP operating expense and non-GAAP operating income and related non-GAAP gross and operating margins excluding such items as stock-based compensation expense and related employer-paid payroll taxes, amortization of acquired intangible assets, transaction related costs, spin-off costs and restructuring costs and other. We define non-GAAP gross and operating margins as non-GAAP gross profit and operating income, respectively, divided by total revenue. Management believes these measures are useful for the following reasons:

•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes associated with our employees’ participation in N-able's stock-based incentive compensation plans. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not necessarily correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Amortization of Acquired Technologies and Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased technologies and intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired technologies and intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Transaction Related Costs. We exclude certain expense items resulting from proposed and completed acquisitions, dispositions and similar transactions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, such proposed and completed transactions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude transaction related costs allows investors to better review and understand the historical and current results of our continuing operations and also facilitates comparisons to our historical results and results of peer companies with different transaction related activities, both with and without such adjustments.
•Spin-off Costs. We exclude certain expense items resulting from the spin-off into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, system implementation costs and other incremental costs incurred by us related to the separation from SolarWinds. The spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

•Restructuring Costs and Other. We provide non-GAAP information that excludes restructuring costs such as severance, certain employee relocation costs, and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. We believe that the use of non-GAAP net income and non-GAAP net income per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income is calculated as net income excluding the adjustments to non-GAAP gross profit and non-GAAP operating income, interest on deferred consideration, and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income per diluted share as non-GAAP net income divided by the weighted average diluted outstanding common shares.

Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as they are measures we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency (gains) losses, transaction related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our related party debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for revenue contracts denominated in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.

Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and certain one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses. Effective July 1, 2025, we have removed from our computation of unlevered free cash flow non-cash items generally relating to cash paid for transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items. Unlevered free cash flow for all prior periods presented has been revised to the current period computation.

About N-able

At N-able, our mission is to protect businesses against evolving cyberthreats with an end-to-end cyber resilience platform to manage, secure, and recover. Our scalable technology infrastructure includes AI-powered capabilities, market-leading third-party integrations, and the flexibility to employ technologies of choice—to transform workflows and deliver critical security outcomes. Our partner-first approach combines our products with experts, training, and peer-led events that empower our customers to be secure, resilient, and successful. n-able.com

© 2025 N-able, Inc. All rights reserved.

Source: N-able, Inc.
Category: Financial
CONTACTS:

Investors:	Media:
Griffin Gyr ir@n-able.com	Kim Cecchini Phone: 202.391.5205 pr@n-able.com

N-able, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$101,435	$85,196
Accounts receivable, net of allowances of $3,328 and $886 as of September 30, 2025 and December 31, 2024, respectively	44,947	44,909
Income tax receivable	3,858	3,563
Recoverable taxes	7,472	24,157
Current contract assets	22,836	12,786
Prepaid and other current assets	19,798	13,312
Total current assets	200,346	183,923
Property and equipment, net	38,989	36,162
Operating lease right-of-use assets	29,900	27,998
Deferred taxes	2,223	2,026
Goodwill	1,024,311	977,013
Intangible assets, net	69,527	83,150
Other assets, net	32,756	28,575
Total assets	$1,398,052	$1,338,847
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,969	$6,290
Accrued liabilities and other	49,997	51,057
Current contingent consideration	12,190	5,500
Current deferred consideration	50,493	44,023
Current operating lease liabilities	6,995	6,018
Income taxes payable	10,118	9,733
Current portion of deferred revenue	17,100	23,977
Current debt obligation	3,500	3,500
Total current liabilities	158,362	150,098
Long-term liabilities:
Deferred revenue, net of current portion	4,252	2,996
Non-current deferred taxes	3,608	3,448
Non-current operating lease liabilities	30,372	30,069
Long-term debt, net of current portion	328,161	329,606
Non-current deferred consideration	59,033	54,089
Other long-term liabilities	878	9,253
Total liabilities	584,666	579,559
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 550,000,000 shares authorized, 190,105,758 and 187,528,505 shares issued, and 187,618,579 and 187,528,505 shares outstanding as of September 30, 2025 and December 31, 2024, respectively	190	187
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Treasury stock, at cost: 2,487,179 and no shares as of September 30, 2025 and December 31, 2024, respectively	(20,000)	—
Additional paid-in capital	737,957	708,992
Accumulated other comprehensive income (loss)	33,836	(21,095)
Retained earnings	61,403	71,204
Total stockholders' equity	813,386	759,288
Total liabilities and stockholders' equity	$1,398,052	$1,338,847

N-able, Inc.
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Subscription and other revenue	$131,710	$116,442	$381,156	$349,638
Cost of revenue:
Cost of revenue	25,409	19,433	73,388	55,975
Amortization of acquired technologies	4,240	467	12,636	1,386
Total cost of revenue	29,649	19,900	86,024	57,361
Gross profit	102,061	96,542	295,132	292,277
Operating expenses:
Sales and marketing	40,488	32,294	123,254	100,960
Research and development	25,188	22,995	75,408	67,468
General and administrative	24,288	17,330	71,425	57,427
Amortization of acquired intangibles	497	15	1,499	44
Total operating expenses	90,461	72,634	271,586	225,899
Operating income	11,600	23,908	23,546	66,378
Other expense, net:
Interest expense, net	(8,631)	(7,535)	(23,792)	(22,762)
Other income, net	4,793	2,269	5,324	3,696
Total other expense, net	(3,838)	(5,266)	(18,468)	(19,066)
Income before income taxes	7,762	18,642	5,078	47,312
Income tax expense	6,379	7,885	14,879	19,644
Net income (loss)	$1,383	$10,757	$(9,801)	$27,668
Net income (loss) per share:
Basic income (loss) per share	$0.01	$0.06	$(0.05)	$0.15
Diluted income (loss) per share	$0.01	$0.06	$(0.05)	$0.15
Weighted-average shares used to compute net income (loss) per share:
Shares used in computation of basic income (loss) per share:	187,599	185,506	188,213	184,840
Shares used in computation of diluted income (loss) per share:	188,420	188,074	188,213	188,039

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities
Net income (loss)	$1,383	$10,757	$(9,801)	$27,668
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,081	6,054	32,362	17,777
Provision for (benefit from) doubtful accounts	2,205	(166)	2,442	(72)
Stock-based compensation expense	11,881	11,508	36,434	34,863
Deferred taxes	17	89	96	89
Amortization of debt issuance costs	396	401	1,180	1,198
(Gain) loss on foreign currency exchange rates	(4,213)	(548)	(2,619)	693
Loss (gain) on contingent consideration	1,880	(2,364)	3,498	(3,711)
Deferred consideration expense	3,884	—	11,414	—
Loss (gain) on lease modification	—	1,059	(441)	1,059
Other non-cash expenses	—	(100)	521	(16)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	457	(2,733)	(2,381)	(841)
Income tax receivable	25	(2,505)	(206)	(6,888)
Recoverable taxes	202	(3,060)	16,915	(9,738)
Current contract assets	(6,857)	(3,439)	(10,050)	(14,896)
Operating lease right-of-use assets, net	(508)	(53)	(671)	52
Prepaid expenses and other assets	(2,088)	(1,555)	(6,534)	(4,731)
Accounts payable	616	332	1,269	1,151
Accrued liabilities and other	4,465	1,686	(1,214)	(1,807)
Income taxes payable	1,126	6,728	685	15,893
Deferred revenue	(1,980)	440	(5,621)	(1,642)
Other long-term assets	(7)	(987)	417	(2,618)
Other long-term liabilities	37	445	171	(32)
Net cash provided by operating activities	24,002	21,989	67,866	53,451
Cash flows from investing activities
Purchases of property and equipment	(6,580)	(3,740)	(13,656)	(10,420)
Purchases of intangible assets	(2,845)	(1,574)	(8,642)	(5,166)
Return of deposits in escrow	—	—	299	—
Net cash used in investing activities	(9,425)	(5,314)	(21,999)	(15,586)
Cash flows from financing activities
Payments of tax withholding obligations related to restricted stock units	(1,741)	(2,826)	(11,511)	(18,165)
Exercise of stock options	—	4	2	12
Proceeds from issuance of common stock under employee stock purchase plan	1,062	1,182	2,358	2,382
Repurchase of common stock	(10,000)	—	(20,000)	—
Deferred acquisition payments	—	—	(5,358)	(1,000)
Repayments of borrowings from Credit Agreement	(875)	(875)	(2,625)	(2,625)
Net cash used in financing activities	(11,554)	(2,515)	(37,134)	(19,396)
Effect of exchange rate changes on cash and cash equivalents	4,538	2,776	7,506	2,928
Net increase in cash and cash equivalents	7,561	16,936	16,239	21,397
Cash and cash equivalents
Beginning of period	93,874	157,509	85,196	153,048
End of period	$101,435	$174,445	$101,435	$174,445

Supplemental disclosure of cash flow information:
Cash paid for interest	$6,260	$7,198	$18,966	$21,760
Cash paid for income taxes	$5,657	$2,147	$11,554	$8,162

Supplemental disclosure of non-cash activities:
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$295	$(152)	$786	$2
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$2,628	$5,580	$2,628

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

GAAP cost of revenue	$29,649	$19,900	$86,024	$57,361
Stock-based compensation expense and related employer-paid payroll taxes	(427)	(416)	(1,368)	(1,304)
Amortization of acquired technologies	(4,240)	(467)	(12,636)	(1,386)
Transaction related costs	(60)	—	(314)	—
Restructuring costs and other	(46)	—	(46)	—
Non-GAAP cost of revenue	$24,876	$19,017	$71,660	$54,671

GAAP gross profit	$102,061	$96,542	$295,132	$292,277
Stock-based compensation expense and related employer-paid payroll taxes	427	416	1,368	1,304
Amortization of acquired technologies	4,240	467	12,636	1,386
Transaction related costs	60	—	314	—
Restructuring costs and other	46	—	46	—
Non-GAAP gross profit	$106,834	$97,425	$309,496	$294,967

GAAP sales and marketing expense	$40,488	$32,294	$123,254	$100,960
Stock-based compensation expense and related employer-paid payroll taxes	(4,446)	(3,918)	(13,626)	(12,147)
Transaction related costs	(864)	(55)	(3,184)	(59)
Restructuring costs and other	(190)	—	(419)	(418)
Non-GAAP sales and marketing expense	$34,988	$28,321	$106,025	$88,336

GAAP research and development expense	$25,188	$22,995	$75,408	$67,468
Stock-based compensation expense and related employer-paid payroll taxes	(2,981)	(2,719)	(9,040)	(8,252)
Transaction related costs	(184)	(20)	(470)	(45)
Restructuring costs and other	(139)	(37)	(261)	(94)
Non-GAAP research and development expense	$21,884	$20,219	$65,637	$59,077

GAAP general and administrative expense	$24,288	$17,330	$71,425	$57,427
Stock-based compensation expense and related employer-paid payroll taxes	(4,302)	(4,766)	(13,956)	(15,246)
Transaction related costs	(4,417)	1,886	(13,388)	(1,608)
Restructuring costs and other	(66)	(3,103)	32	(3,513)
Spin-off costs	—	—	—	(51)
Non-GAAP general and administrative expense	$15,503	$11,347	$44,113	$37,009

GAAP operating income	$11,600	$23,908	$23,546	$66,378
Amortization of acquired technologies	4,240	467	12,636	1,386
Amortization of acquired intangibles	497	15	1,499	44
Stock-based compensation expense and related employer-paid payroll taxes	12,156	11,819	37,990	36,950
Transaction related costs	5,525	(1,811)	17,356	1,712
Restructuring costs and other	441	3,140	694	4,025
Spin-off costs	—	—	—	51
Non-GAAP operating income	$34,459	$37,538	$93,721	$110,546
GAAP operating margin	8.8%	20.5%	6.2%	19.0%
Non-GAAP operating margin	26.2%	32.2%	24.6%	31.6%

GAAP net income (loss)	$1,383	$10,757	$(9,801)	$27,668
Amortization of acquired technologies	4,240	467	12,636	1,386

Amortization of acquired intangibles	497	15	1,499	44
Stock-based compensation expense and related employer-paid payroll taxes	12,156	11,819	37,990	36,950
Transaction related costs	5,525	(1,811)	17,356	1,712
Restructuring costs and other	441	3,140	694	4,025
Interest on deferred consideration	1,440	—	4,273	—
Spin-off costs	—	—	—	51
Tax benefits associated with above adjustments (1)	(285)	(136)	(1,825)	(1,104)
Non-GAAP net income	$25,397	$24,251	$62,822	$70,732

GAAP diluted income (loss) per share	$0.01	$0.06	$(0.05)	$0.15
Non-GAAP diluted income per share	$0.13	$0.13	$0.33	$0.38

Shares used in computation of GAAP diluted income (loss) per share:	188,420	188,074	188,213	188,039
Shares used in computation of non-GAAP diluted income per share:	188,420	188,074	189,047	188,039
_________________
(1) The tax benefits associated with non-GAAP adjustments for the three and nine months ended September 30, 2025, and 2024, respectively, is calculated utilizing the Company's individual statutory tax rates for each impacted subsidiary.

N-able, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net income (loss)	$1,383	$10,757	$(9,801)	$27,668
Amortization	6,408	2,099	18,848	5,840
Depreciation	4,673	3,956	13,514	11,938
Income tax expense	6,379	7,885	14,879	19,644
Interest expense, net	8,631	7,535	23,792	22,762
Unrealized foreign currency (gains) losses	(4,213)	(548)	(2,619)	693
Transaction related costs	5,525	(1,811)	17,356	1,712
Spin-off costs	—	—	—	51
Stock-based compensation expense and related employer-paid payroll taxes	12,156	11,819	37,990	36,950
Restructuring costs and other	441	3,140	694	4,025
Adjusted EBITDA	$41,383	$44,832	$114,653	$131,283
Adjusted EBITDA margin	31.4%	38.5%	30.1%	37.5%

N-able, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(In thousands, except percentages)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Growth Rate	2025	2024	Growth Rate

GAAP subscription revenue	$130,517	$114,998	13.5%	$377,240	$343,928	9.7%
Estimated foreign currency impact (1)	(1,816)	—	(1.6)	(2,186)	—	(0.6)
Non-GAAP subscription revenue on a constant currency basis	$128,701	$114,998	11.9%	$375,054	$343,928	9.1%

GAAP other revenue	$1,193	$1,444	(17.4)%	$3,916	$5,710	(31.4)%
Estimated foreign currency impact (1)	(1)	—	(0.1)	13	—	0.2
Non-GAAP other revenue on a constant currency basis	$1,192	$1,444	(17.5)%	$3,929	$5,710	(31.2)%

GAAP subscription and other revenue	$131,710	$116,442	13.1%	$381,156	$349,638	9.0%
Estimated foreign currency impact (1)	(1,817)	—	(1.6)	(2,172)	—	(0.6)
Non-GAAP subscription and other revenue on a constant currency basis	$129,893	$116,442	11.6%	$378,984	$349,638	8.4%
_________________
(1) The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods for the three and nine months ended September 30, 2025.

N-able, Inc.
Reconciliation of Unlevered Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net cash provided by operating activities	$24,002	$21,989	$67,866	$53,451
Purchases of property and equipment	(6,580)	(3,740)	(13,656)	(10,420)
Purchases of intangible assets	(2,845)	(1,574)	(8,642)	(5,166)
Free cash flow	14,577	16,675	45,568	37,865
Cash paid for interest, net of cash interest received	6,260	7,198	18,966	21,760
Cash paid for transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items (1)	1,721	3,987	8,285	8,975
Unlevered free cash flow (1)	$22,558	$27,860	$72,819	$68,600
_________________
(1) Effective July 1, 2025, we have removed from our computation of unlevered free cash flow non-cash items generally relating to cash paid for transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items. Unlevered free cash flow for all prior periods presented has been revised to the current period computation.